SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                OCTOBER 24, 1995

                              Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                   Commission                IRS Employer
jurisdiction                     File Number               Identification
of incorporation                                             Number

Delaware                           1-3492                  No. 73-0271280

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600







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                      INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On October 24, 1995, the registrant issued a press release entitled Halliburton Reports Strong Third Quarter, pertaining, among other things, to an announcement that registrant reported substantially higher earnings of $68.8 million, or $.60 per share, from continuing operations for the 1995 third quarter compared to $49.5 million, or $.43 per share in the 1994 third quarter. The combined net income of both continuing operations and discontinued operations for the 1995 third quarter was $1.1 million, or $.01 per share, compared to $51.7 million, or $.45 per share, for the 1994 comparable quarter.

         The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 20, which exhibit is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated October 24, 1995















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HALLIBURTON COMPANY




Date:    October 25, 1995              By: _______________________
                                            Susan S. Keith
                                            Vice President, Secretary
                                            and Corporate Counsel






























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                                 EXHIBIT INDEX



Exhibit                                                       Sequentially
Number                        Description                     Numbered Page

  20                          Press Release of
                              October 24, 1995                      5 of 8
                              Incorporated by Reference
































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